UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 11, 2012

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

    Effective October 11, 2012, the Company executed and delivered an Amended and Restated Allonge and Loan Participation Agreement (“Agreement”) whereby the Company borrowed from William P. Martindale an additional $55,000 (the “New Loan”) which was added to the existing loan participation interest in the note and secured deed of trust against the Bull Durham Casino in Black Hawk, CO.  A copy of the Agreement is filed herewith as Exhibit 10.1.

    In consideration of the New Loan, the Company agreed to issue to Martindale Common Stock Purchase Warrants exercisable for five years to acquire up to 60,000 shares of common stock of the Company at an exercise price of $1.25 per share.  A copy of the Warrant is filed herewith as Exhibit 99.1

     The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities:

a.

The Company agreed to issue Common Stock Purchase Warrants exercisable for five years to acquire up to an aggregate of 60,000 shares of common stock, $.05 par value (the “Common Stock” or “Shares”) as payment of Loan Participation fees.

b.

The Warrants were issued to one person, whom is qualified as an  "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The shares issued were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Warrants or the underlying shares.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investors with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believe that the accredited investor obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

The proceeds received were used for payment of the discounted payoff amount due under the unsecured Promissory Note dated March 18, 2008 in the original principal amount of $400,000 given as part of the purchase price for Doc Holliday Casino in Central City, CO..

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

10.1	Amended and Restated Allonge and Loan Participation Agreement
99.1	Warrant

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: October 16, 2012	_/s/ Clifford L. Neuman________ Clifford L. Neuman, President